SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C.  20549

                                  FORM 8-K


                               CURRENT REPORT


    Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


Date of Report (Date of Earliest Event Reported)    June 30, 1995
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                     AMALGAMATED AUTOMOTIVE INDUSTRIES, INC.
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  PENNSYLVANIA                        2-37589                 23-1716951
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(State or other jurisdictional    (Commission File      (IRS Employer
 of incorporation or organization) Number)               Identification Number)


 POST OFFICE BOX 2441
 1731 SOUTH 19TH STREET, HARRISBURG, PENNSYLVANIA           17104
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(Address of principal executive offices)                (Zip Code)


Registrant's telephone number, including area code       717-939-7893
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                                NO CHANGE
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          (Former name or former address, if changed since last report)

Item 5.   Other Events

     (a)  Amended Forbearance Agreement with Provident Bank of Maryland

          As reported most recently in the Issuer's Quarterly Report on Form 10-QSB for the six months ended April 30, 1995 ("April 30 Form 10-QSB"), the Issuer has maintained a revolving line of credit with Provident Bank of Maryland ("Provident") since May 1992. Under the original loan agreement, the Issuer was allowed to borrow up to $2,000,000 and at April 30, 1995, the Issuer had utilized the credit facility to the extent of $1,877,000. The line of credit is collateralized by accounts receivable, inventory, equipment, and working fund accounts maintained at the bank. The agreement provides, among other things, for maintenance of working capital above $750,000 and tangible net worth above $500,000, the meeting of certain performance ratios and cash flows (as defined in the agreement).

          In the Management's Discussion and Analysis Section of its Annual Report on Form 10-KSB for the 12 months ended October 31, 1994, the Issuer reported that although it was in default of certain ratio and cash flow requirements under its line of credit agreement, Provident had agreed to waive its rights and remedies allowed per the loan agreement as of October 31, 1994, but as a condition for the waiver, the loan interest rate under the loan agreement had been increased from 2% to 4% per annum above the bank's prime rate effective January 9, 1995.

          As reported in the Issuer's Current Report on Form 8-K, dated April 28, 1995, Provident, by letter received April 28, 1995, advised that it was the bank's intent for the Issuer to repay or replace Provident's credit facilities by no later than June 1, 1995. The Issuer also reported that it had engaged a firm to provide consulting services to include such matters as the structuring of financing alternatives, preparation of financial and marketing presentations and making inquiries within the industry regarding interest in the possible acquisition of the Company's stock or assets. The Issuer further reported that management, with the assistance of the consulting firm, was in the process of seeking alternative financing arrangements to replace Provident's credit facilities at the earliest opportunity, but was uncertain whether it could be accomplished by June 1, 1995. It was also reported that the Issuer had received some expressions of interest in the possible purchase of its shares or a substantial portion of its assets and had commenced discussions of a preliminary nature with firms expressing an interest and that Shareholders had been advised that management would consider legitimate proposals and, if they merit it, make a recommendation regarding same to Shareholders.

          By letter dated June 1, 1995, Provident demanded the immediate and full repayment of all sums outstanding under the Issuer's revolving line of credit loan agreement. On June 5, 1995, the Issuer and Provident entered into a Forbearance Agreement ("Forbearance Agreement") which was attached to the April 30, 1995 Form 10-QSB as Exhibit No. (10.9), whereby Provident agreed to forbear from the immediate exercise of its enforcement and collection rights until 5:00 p.m. on June 30, 1995 and to continue to advance funds under the revolving credit line as modified by the Forbearance Agreement. Under the terms of the Forbearance Agreement, all payments received on the Issuer's accounts and receivables and all payments received as a result of the sale or other disposition of the Issuer's inventory were paid to Provident and applied to reduce the sums owed by the Issuer to Provident. In addition, the original $2,000,000 revolving line of credit was modified and the aggregate allowable principal amount outstanding reduced by $37,500 weekly to $1,824,500 for the week ended June 30, 1995.

     On June 30, 1995, the Issuer and Provident agreed to an Amendment to the Forbearance Agreement, whereby Provident agreed to continue to forbear until 5:00 p.m. on July 31, 1995, to continue to advance funds under the revolving credit line and to increase the credit line as reduced by the Forbearance Agreement from $1,824,500 to $1,862,000 for the period July 1, 1995 to the amended Date of Termination on July 31, 1995. Except as specifically modified, all other terms and provisions of the Forbearance Agreement remain in effect. For a full and complete description and understanding of the terms and conditions of the Amended Forbearance Agreement, reference should be made to the agreement which is attached hereto as Exhibit No. (10.10).

          The Issuer continues to actively seek a replacement credit facility and presently has applications pending with two other lending institutions which are engaged in due diligence audits of the Issuer. The Issuer has also received expressions of possible interest in the purchase of the Issuer's shares and/or assets, but to date has not received any tentative proposal which management considers worthy of pursuing.

     (b)  Closing of Five Stores

          The Issuer effective at the close of business on July 6, 1995, closed the following jobber stores, none of which was operating at a profit:



Location                   Square Feet                 Owned/Leased
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Harrisburg - Third Street     3,000          Owned

Millersburg                   3,375          Owned

Middletown                    3,200          Leased w/lease expiring 7/31/95

Lititz                        3,000          Leased w/lease expiring 7/15/97

Carlisle                      3,200          Leased w/lease expiring 1/13/98


          The Issuer intends to sell or lease the closed Harrisburg and Millersburg store buildings which it owns and to sublease the closed Lititz and Carlisle facilities which are under leases expiring in 1997 and 1998 respectively. As the lease for the closed Middletown store expires on July 31, 1995, the Issuer will not seek a sublease for that facility. The mortgage loan for the closed Millersburg facility has been paid off. The closed Harrisburg store building is one of the eight properties securing the commercial mortgage loan from the Unitas National Bank ("Unitas"). Proceeds from the sale of that building will be used to pay down the Unitas loan which has a maturity date of June 1, 1997 and had an outstanding principal balance of $984,849.94 at June 30, 1995.

          The closure of the five stores should enable the Issuer to significantly reduce operating expenses and inventory requirements which in turn should lower the otherwise applicable interest expense.

                             SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                         AMALGAMATED AUTOMOTIVE INDUSTRIES, INC.
                                        (Registrant)


Date        July 10, 1995            /s/ Kurt J. Myers
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                                   Kurt J. Myers
                                   President and Chief Executive Officer